                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement


[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                THE TALBOTS, INC
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                  TALBOTS LOGO


                                                                  April 23, 2001


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2001

Dear Shareholder:

     It is a pleasure for us to extend to you a cordial invitation to attend the 2001 Annual Meeting of Shareholders of The Talbots, Inc. to be held at 10:00 a.m. on Thursday, May 24, 2001 at FleetBoston Financial, first floor auditorium, 100 Federal Street, Boston, Massachusetts. The Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

     Your vote at the Annual Meeting is important to Talbots and we ask you to vote your shares by following the voting instructions in the enclosed proxy.

     We look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            [SIGNATURE OF ARNOLD ZETCHER]

                                            ARNOLD B. ZETCHER
                                            Chairman, President and Chief
                                            Executive Officer

                               THE TALBOTS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2001

                            ------------------------

To Talbots Shareholders:

     The Annual Meeting of Shareholders of The Talbots, Inc. will be held at FleetBoston Financial, 100 Federal Street, Boston, Massachusetts, on Thursday, May 24, 2001, at 10:00 a.m., for the following purposes:

     1.  To elect nine directors.

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 200 million shares.

     3. To approve certain amendments to the Amended and Restated 1993 Executive Stock Based Incentive Plan (the "Incentive Plan") for the purpose of compliance with Section 162(m) of the Internal Revenue Code.


     4. To approve certain options granted under the Incentive Plan for the purpose of compliance with Section 162(m) of the Internal Revenue Code.


     5. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year.

     6. To act upon such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on April 5, 2001 are entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          RICHARD T. O'CONNELL, JR.
                                          Secretary


April 23, 2001


YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                               THE TALBOTS, INC.
                               ONE TALBOTS DRIVE
                          HINGHAM, MASSACHUSETTS 02043

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2001

                                PROXY STATEMENT


     This Proxy Statement is being furnished to the shareholders of The Talbots, Inc. (the "Company" or "Talbots") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, May 24, 2001, at 10:00 a.m., at FleetBoston Financial, 100 Federal Street, Boston, Massachusetts and at any postponement or adjournment (the "Annual Meeting"). At the Annual Meeting, shareholders are being asked to vote on (1) the election of nine directors; (2) the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 200 million shares; (3) the approval of certain amendments to the Amended and Restated 1993 Executive Stock Based Incentive Plan (the "Incentive Plan") for purposes of compliance with Section 162(m) of the Internal Revenue Code; (4) the approval of certain options granted under the Incentive Plan for purposes of compliance with Section 162(m) of the Internal Revenue Code; and (5) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2001 fiscal year.


     This Proxy Statement, Notice of Annual Meeting and proxy are first being mailed to shareholders on or about April 23, 2001.

                                    GENERAL


     The holders of shares of Common Stock of the Company of record at the close of business on April 5, 2001 are entitled to vote such shares at the Annual Meeting. On April 5, 2001, there were 63,104,548 shares of Common Stock outstanding.


     The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held as of the record date on each matter to be voted on at the Annual Meeting.

     Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes occur when a broker nominee does not vote on one or more matters because it has not received instruction to vote from the beneficial owner and does not have discretionary authority to vote on such matter.

     Shares of Common Stock represented by proxies received in time for the Annual Meeting will be voted as specified in the proxy, unless the proxy has previously been revoked. Unless contrary instructions are given, the proxy will be voted: (i) for the election of the Board of Directors' nominees for director,
(ii) for the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares, (iii) for the amendments to the Incentive Plan,
(iv) for the approval of certain options granted under the Incentive Plan, and
(v) for the ratification of the appointment of the independent auditors. With respect to any other matters properly submitted to shareholders at the Annual Meeting, proxies will be voted as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

     Shareholders may vote by using one of three alternative methods:

          (1) by completing and mailing the proxy card; or


          (2) via the Internet, by going to the website http://www.eproxyvote.com/tlb and following the instructions for Internet voting on the proxy card; or


          (3) over the telephone, by dialing 1-877-PRX-VOTE (1-877-779-8683) and following the instructions for telephone voting on the proxy card.

     A proxy may be revoked, prior to the exercise of the proxy, either by submitting written notice of revocation of that proxy to the Secretary of the Company or by submitting a new proxy bearing a later date via proxy card, Internet or telephone. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

     This proxy solicitation is being made by the Board of Directors of the Company and the expense of preparing, printing and mailing this Proxy Statement and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally, by electronic mail, by facsimile or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock.

     Where more than one holder of Common Stock has the same address, the Company may deliver only one Annual Report and one Proxy Statement to that address unless the Company has received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Common Stock in "street name" for more than one beneficial owner with the same address may deliver only one Annual Report and one Proxy Statement to that address if they have received consent from the beneficial owners of the stock.

     Talbots will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to any shareholder, including a beneficial owner of stock held in "street name," at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of the Annual Report or Proxy Statement, you may write, call or e-mail Talbots Investor Relations Department, One Talbots Drive, Hingham, Massachusetts 02043, telephone 781-741-4500, e-mail www.investor.relations@talbots.com. You may also access a copy of Talbots Annual Report and Proxy Statement on the Company's website, www.talbots.com.

     You may also contact the Investor Relations Department at the address or telephone number or e-mail address set forth above if you are a shareholder of record and you wish to receive a separate Annual Report and Proxy Statement in the future, or if you are currently receiving multiple copies of the Annual Report and Proxy Statement and want to request delivery of a single copy in the future. If your shares are held in "street name" and you want to increase or decrease the number of copies of our Annual Report and Proxy Statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

     If a person is a participant in the Company's 401(k) profit sharing plan and has Common Stock in a plan account, the proxy also serves as voting instructions for the plan trustee.

     More than a majority of the outstanding shares of Common Stock of the Company is owned by Jusco (U.S.A.), Inc., a Delaware corporation ("Jusco USA"), which is a wholly owned subsidiary of Jusco Co.,

Ltd., a Japanese retail conglomerate ("Jusco"). Jusco USA has advised the Company that it intends to vote all such shares for the election of the nominees for director named in this Proxy Statement and for each of the other proposals set forth in the Notice of Annual Meeting of Shareholders.

                            1. ELECTION OF DIRECTORS

     General. Directors will hold office until the next Annual Meeting or until their successors are chosen and qualified. The Company has inquired of each nominee and determined that each will serve if elected. In the event that any of the nominees should become unavailable for election, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee.

     Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast in determining the plurality required to elect Directors. The Board of Directors recommends that shareholders vote for such nominees for director.

     Set forth below is a brief description of the background of each nominee for director. All nominees are current directors of the Company.

ARNOLD B. ZETCHER

     Mr. Zetcher, 60, is Chairman of the Board, President and Chief Executive Officer of the Company. He joined the Company as President in 1987. He has been President, Chief Executive Officer and a Director of the Company since 1988 and assumed the additional position of Chairman of the Board in 2000. Mr. Zetcher was Chairman and Chief Executive Officer of John Breuner Company, a home furnishings division of BATUS, and prior to that, Chairman and Chief Executive Officer of Kohl's Food Stores, another BATUS division. Mr. Zetcher also served as Chairman and Chief Executive Officer of Bonwit Teller in New York and served in various capacities during his 10 years with Federated Department Stores.

TOSHIJI TOKIWA

     Mr. Tokiwa, 61, was elected a Director of the Company in 2000. He is Chairman and Chief Executive Officer of Jusco. Mr. Tokiwa was President and Chief Executive Officer of Chuo Real Estate Co., Ltd. from 1996 to 2000, Senior Managing Director of The Dai-Ichi Kangyo Bank, Ltd. from 1995 to 1996, and Director and General Manager, New York Branch, of The Dai-Ichi Kangyo Bank, Ltd. from 1993 to 1995.

ELIZABETH T. KENNAN

     Ms. Kennan, 63, was elected a Director of the Company in 1993. Ms. Kennan was the President of Mount Holyoke College from 1978 to 1995, at which time she became President Emeritus, and served as President of Five Colleges Incorporated from 1985 to 1994. Ms. Kennan also currently serves as a Director of The Putnam Funds and a Trustee of Northeast Utilities. Ms. Kennan is Chairperson of the Company's Audit Committee and a member of the Compensation Committee.

YOICHI KIMURA

     Mr. Kimura, 56, was elected a Director of the Company in 2000. He is Executive General Manager, International Division, and a Director of Jusco. Mr. Kimura was Chief Financial Officer and a Director of Jusco from 1998 to 1999 and was General Manager, International Credit Supervision Division, of The Dai-Ichi Kangyo Bank, Ltd. from 1994 to 1998. Mr. Kimura is a member of the Compensation Committee.

H. JAMES METSCHER

     Mr. Metscher, 44, joined Talbots as Executive Vice President and Chief Merchandising Officer in November 1998 and became a Director in 1999. Mr. Metscher was employed by Liz Claiborne, Inc. from 1993 to 1996, first as President of its First Issue Division and later as President of the Liz Claiborne Retail Division. From 1996 to 1998 he was President and Chief Executive Officer of The Custom Foot, a venture capital backed specialty footwear company which was discontinued and liquidated. Mr. Metscher had also been employed by Talbots from 1984 to 1993, holding positions of increasing responsibility including Vice President, Merchandising and Vice President, Product Development.

MOTOYA OKADA

     Mr. Okada, 49, was elected a Director of the Company in 1993. Mr. Okada has been President of Jusco since 1997 and was Senior Managing Director of Jusco from 1995 to 1997. Mr. Okada also served as Managing Director of Jusco from 1992 to 1995 and as a Director of Jusco from 1990 to 1992. Mr. Okada was President of Talbots Japan Co., Ltd., a subsidiary of Jusco, from 1990 to 1997.

SUSAN M. SWAIN


     Ms. Swain, 46, was appointed a Director of the Company in March 2001. She is Executive Vice President and Co-Chief Operating Officer of C-SPAN, which she joined in 1982, and has held positions of increasing responsibility including Senior Vice President, Vice President of Corporate Communications, Producer and Associate Producer. Ms. Swain also serves as an officer of National Cable Satellite Corporation, and as a Director of the C-SPAN Education Foundation and Up With People, Inc. Ms. Swain is a member of the Audit Committee.


ISAO TSURUTA

     Mr. Tsuruta, 51, was elected a Director of the Company in 1999. He is Executive Vice President and General Manager of Jusco USA. Mr. Tsuruta was Senior Vice President of Jusco USA from 1996 to 2000 and Vice President and Deputy General Manager of Jusco USA from 1990 to 1996.

MARK H. WILLES

     Mr. Willes, 59, has been a Director of the Company since 1988. He was President and Chief Executive Officer of The Times Mirror Company from 1995 to 2000 and also its Chairman of the Board from 1996 to 2000. Mr. Willes was the Publisher of the Los Angeles Times from 1997 to 1999. Mr. Willes served in various executive management positions at General Mills, Inc. from 1980 to 1995, including Vice Chairman, President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer. Mr. Willes also serves as a Director of Black & Decker Corporation. He is currently a Distinguished Professor of Management at the Marriott School of Management, Brigham Young University. Mr. Willes is Chairperson of the Company's Compensation Committee and a member of the Audit Committee.


     Director Compensation; Attendance; Committees. Each non-employee director, other than Mr. Tsuruta, receives an annual retainer of $28,000 plus expenses. The chairperson of each Board committee receives an additional annual retainer of $5,000. Also, each year, directors who are not employees of the Company receive options to purchase between 8,000 and 10,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of grant. In addition, each director who is not an employee of the Company receives an annual grant of stock (or the cash equivalent) having a value of $12,000 as of May 2000, adjusted annually based on subsequent changes in the Company's stock price. During fiscal 2000, Mr. Willes and Ms. Kennan each also received a special option grant for 20,000 shares at fair market value. Mr. Zetcher does not receive any separate compensation for his services as Chairman of the Board.

     In fiscal 2000, the Board of Directors held four meetings, the Audit Committee held four meetings and the Compensation Committee held one meeting. There is no standing nominating committee. Each director attended at least 75% of the meetings of the Board of Directors and of the Committees of which he or she was a member.


     Compensation Committee. Mr. Willes (Chairperson), Ms. Kennan and Mr. Kimura are the current members of the Compensation Committee. The principal responsibilities of the Compensation Committee include the determination of compensation for the senior officers of the Company including salary and incentive based plans, determination of awards under and administration of the Incentive Plan, and ongoing review, in consultation with Company executive management, the Board of Directors, and outside compensation consultants, of the policies relating to compensation of the Company's senior officers, with the goal of encouraging superior Company performance.


     Report of the Audit Committee. Ms. Kennan (Chairperson), Mr. Willes and Ms. Swain (who was appointed to the Audit Committee in March 2001) are the current members of the Audit Committee. The Audit Committee is comprised entirely of independent directors. Its primary function is to oversee the Company's system of internal controls, financial reporting practices and audits to ensure their quality, integrity and objectivity. The Board of Directors has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Exhibit A.

     For the fiscal year 2000, the Audit Committee has reviewed the overall audit scope and results of the audit engagement. The Committee also met separately, without management, with both the internal auditor and the independent auditors. In addition, the Audit Committee reviewed and discussed the Company's annual financial statements with management before issuance.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, of the Auditing Standards Board of the American Institute of Certified Public Accountants, to the extent applicable. The Audit Committee has also received and reviewed the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and has discussed with the auditors the auditors' independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year 2000.

                                          Audit Committee
                                          of the Board of Directors

                                          Elizabeth T. Kennan, Chairperson
                                          Mark H. Willes
                                          Susan M. Swain (since March 2001)

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation information for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION              LONG-TERM COMPENSATION(1)
                                      ------------------------------------   -----------------------------
                                                                                                NUMBER OF
                                                              OTHER ANNUAL                      SECURITIES    ALL OTHER
                             FISCAL                           COMPENSATION   RESTRICTED STOCK   UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)        ($)         AWARD(S)($)(2)    OPTIONS(#)      ($)(3)
---------------------------  ------   ---------   ---------   ------------   ----------------   ----------   ------------
Arnold B. Zetcher,            2000     896,000    1,088,600      --              --             2,000,000       56,248
Chairman, President and       1999     800,000      972,000      --              --               200,000       53,009
Chief Executive Officer       1998     718,500      814,800      --              873,348          200,000       32,223

H. James Metscher,            2000     495,000      401,000      --              --               100,000       26,911
Executive Vice President,     1999     450,000      340,200     187,802          --               100,000       15,185
Chief Merchandising Officer   1998     136,538       --          --              387,038           50,000       --

Edward L. Larsen, Senior      2000     310,570      195,700      --              --                46,000       14,774
Vice President, Finance,      1999     290,252      176,300      --              --                46,000       18,266
Treasurer and Chief           1998     273,824      160,200      --              217,597           46,000       11,119
Financial Officer

Stuart M. Stolper, Senior     2000     317,588      207,200      --              --                46,000       18,198
Vice President, Human         1999     288,716      188,400      --              --                46,000       18,525
Resources                     1998     262,469      171,300      --              217,597           46,000       10,857

Richard T. O'Connell, Jr.,    2000     268,247      181,100      --              --                46,000       16,327
Senior Vice President,        1999     243,861      164,600      --              --                46,000       16,285
Legal and Real Estate,        1998     223,727      140,900      --              217,597           46,000        8,156
and Secretary

---------------
(1) Share amounts in the Summary Compensation Table have been adjusted for Talbots 2-for-1 stock split on November 7, 2000.

(2) Restricted stock awards vest in one-third increments beginning three years from grant date. Holders of restricted stock are entitled to receive all declared dividends. The number and value of such restricted stock at the end of fiscal 2000 for each of the named executive officers is: Mr. Zetcher, 118,000 shares, $6,195,000; Mr. Metscher, 30,000 shares, $1,575,000; Mr.
    Larsen, 29,400 shares, $1,543,500; Mr. Stolper, 29,400 shares, $1,543,500;
    and Mr. O'Connell, 29,400 shares, $1,543,500.

(3) The amounts shown for each executive for fiscal 2000 represent Company contributions to the Company's Retirement Savings Voluntary Plan and Supplemental Savings Plan.

     Option Grants in Last Fiscal Year. The table below shows information on stock option grants made to the named executive officers during fiscal 2000 under the Incentive Plan. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                           NUMBER OF    % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                           SECURITIES    OPTIONS                                AT ASSUMED ANNUAL RATES OF
                           UNDERLYING   GRANTED TO                               STOCK PRICE APPRECIATION
                            OPTIONS     EMPLOYEES    EXERCISE OR                    FOR OPTION TERM($)
                            GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   ---------------------------
          NAME             (#)(1)(2)       YEAR        ($/SH)         DATE           5%            10%
-------------------------  ----------   ----------   -----------   ----------   ------------   ------------
Arnold B. Zetcher          2,000,000      67.34         19.00        3/9/10      23,897,996     60,562,213
H. James Metscher            100,000       3.37         19.00        3/9/10       1,194,900      3,028,111
Edward L. Larsen              46,000       1.55         19.00        3/9/10         549,654      1,392,931
Stuart M. Stolper             46,000       1.55         19.00        3/9/10         549,654      1,392,931
Richard T. O'Connell, Jr.     46,000       1.55         19.00        3/9/10         549,654      1,392,931

---------------
(1) Option share amounts and option exercise prices have been adjusted for Talbots 2-for-1 stock split on November 7, 2000.

(2) Options become exercisable in one-third annual increments beginning one year from grant date.

     Option Exercises and Year-End Option Holdings. The following table shows information on option exercises during fiscal 2000 as well as fiscal 2000 year-end option holdings for the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                             SHARES                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                            ACQUIRED       VALUE       UNDERLYING UNEXERCISED           IN-THE-MONEY
                           ON EXERCISE    REALIZED      OPTIONS AT FY-END(#)        OPTIONS AT FY-END($)
          NAME               (#)(1)         ($)       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------  -----------   ----------   -------------------------   -------------------------
Arnold B. Zetcher            651,796     13,431,341       479,999/2,200,001         19,716,000/75,352,125
H. James Metscher             66,666      2,106,018            --/ 183,334                  --/ 6,682,839
Edward L. Larsen              64,000      1,831,983       147,399/   92,001          5,640,521/ 3,462,023
Stuart M. Stolper            138,648      2,954,977        87,399/   92,001          3,654,896/ 3,462,023
Richard T. O'Connell, Jr.     97,314      2,720,379       148,733/   92,001          5,768,051/ 3,462,023

---------------
(1) Option share amounts have been adjusted for Talbots 2-for-1 stock split on November 7, 2000.

     Retirement Benefits. The Company has a tax-qualified defined benefit plan for salaried employees that provides pensions payable at retirement to each eligible employee. The Company also has a supplemental retirement plan for certain of its salaried employees that provides generally for the payment of supplemental benefits equal to that portion of pension benefits earned under the terms of the pension plan for salaried employees in excess of certain statutory limits. The amount of an employee's benefits depends on factors including final average compensation and years of credited service up to thirty years. Benefits vest after five years of service. The following table sets forth the aggregate estimated annual retirement benefits as of February 3, 2001 under the two plans.

                             PENSION PLAN TABLE($)

                    YEARS OF CREDITED SERVICE
              -------------------------------------
REMUNERATION    10        20        25        30
------------  -------   -------   -------   -------
  400,000      62,421   124,841   156,051   187,262
  500,000      78,421   156,841   196,051   235,262
  750,000     118,421   236,841   296,051   355,262
 1,000,000    158,421   316,841   396,051   475,262
 1,250,000    198,421   396,841   496,051   595,262
 1,500,000    238,421   476,841   596,051   715,262
 1,800,000    286,421   572,841   716,051   859,262

     The years of credited service under the two plans at February 3, 2001 for Messrs. Zetcher, Metscher, Larsen, Stolper and O'Connell were 13, 12, 10, 23 and 14, respectively. Covered compensation under the pension plan and the supplemental retirement plan at February 3, 2001 for Messrs. Zetcher, Metscher, Larsen, Stolper and O'Connell was $1,525,200, $458,216, $433,587, $427,034 and
$363,180, respectively. Covered compensation under the two plans includes salary and bonus and any amounts deferred under any deferred compensation plan of the Company. Benefits set forth above are computed on the basis of a straight life annuity, payable at age 65, and are subject to deduction for any benefits paid or payable from a predecessor pension plan but are not subject to deduction for social security.

     Employment Agreements and Change in Control Agreements. The Company has an employment agreement with each of Mr. Zetcher and Mr. Metscher (an "Executive"). Mr. Zetcher's employment agreement continues until the end of fiscal 2002 and is renewable for three year terms thereafter unless at least six months prior notice of nonrenewal is given. Mr. Metscher's agreement continues until the end of fiscal 2001 and is renewable for three year terms thereafter unless at least six months notice of nonrenewal is given. Neither Executive may directly or indirectly engage in or carry on any business in competition with the principal business of the Company for a period of two years after the termination of employment with the Company if such termination was made by such Executive without good reason or by the Company for cause.

     Mr. Zetcher's agreement provides for his employment as President and Chief Executive Officer of the Company at a base salary to be reviewed annually but which may not be reduced below his then highest annual salary. Mr. Zetcher is also eligible to receive a cash bonus each year pursuant to the Company's Management Incentive Plan ("MIP"). Mr. Metscher's agreement provides for his employment as Executive Vice President and Chief Merchandising Officer of the Company at a base salary to be reviewed annually but which may not be reduced below his then highest annual salary. Mr. Metscher's agreement also provides for his eligibility to receive a bonus each year pursuant to the MIP. Each Executive is also entitled to certain insurance, retirement and other benefits and to reimbursement of certain expenses.

     Each of the employment agreements also provides that if the employment of the Executive is terminated by the Company without cause or by the Executive for good reason, the Executive will be entitled to a separation allowance in a single lump sum equal to twice the sum of (i) his annual base salary at the rate in effect at the time his employment was terminated and (ii) the annual bonus paid or payable to him for the year immediately prior to the year in which his employment was terminated. In addition, each Executive would be entitled to benefits under the executive medical, dental and life insurance plans of the Company for up to two years subsequent to termination. Each Executive would also have the right to exercise his vested stock options for a period of not less than three years from termination.

     In the event there is a "change in control" of the Company and within 24 months thereafter an Executive's employment is terminated either by the Company without cause or by the Executive for good reason, the Executive will be entitled to payment of an amount equal to (i) two times the Executive's annual base salary and the maximum bonus payable to him under the MIP in effect as of the last full fiscal year prior to his termination date, (ii) the maximum bonus payable to the Executive under the MIP for the year in which the Executive's employment was terminated, pro-rated for the portion of the year in which the Executive was employed, and (iii) three times the present value of the Executive's accrued benefits under the Company's supplemental retirement plan as of the date of termination. Any grant of restricted stock made to the Executive under the Plan will also provide for acceleration of vesting upon the Executive's termination of employment within 24 months after a change in control. The Executive would also be entitled to certain insurance and other benefits for up to two years after termination.

     A "change in control" is defined generally to include significant changes in the stock ownership of the Company and certain changes in the Company's Board of Directors. "Good reason" is defined generally to include certain reductions in duties or reporting responsibilities, certain unapproved relocations, certain reductions in base salary or other compensation or benefits, and material breaches of the agreement by the Company. "Cause" is generally defined to include certain failures to perform, felony conviction, certain conflicts of interest, repeated acts of material misconduct, and material breaches of the agreement by the Executive.

     The Company also has a change in control agreement with each of Messrs. Larsen, Stolper and O'Connell and certain other officers. Under each agreement, if the Company terminates such officer's employment without cause within twelve months following a "change in control", the Company will pay to such officer an amount equal to the sum of such officer's annual base salary at the rate in effect on the date of termination and an amount calculated in accordance with the MIP. In addition, each officer would be entitled to certain insurance and other benefits for up to one year after termination.

  Report on Compensation of Executive Officers

     Compensation matters for the Company's executive officers for fiscal 2000 were reviewed and approved by the Compensation Committee of the Board of Directors.

     The overall objective of the Company's executive compensation program is to attract and retain the highest quality executives to manage and lead the Company, and to provide annual and long term incentives to management, based on both Company performance and individual performance, in order to build and sustain value for shareholders.

     The Company's compensation program for its executive officers consists of three basic components: base salary, annual incentive compensation, and equity based compensation.


     In order to assess the general competitiveness of its overall pay structure for senior management, at regular intervals the Company obtains published data of compensation practices of the retail industry from independent compensation consultants and trade group publications. From this published data the Company compares positions of similar size, scope and complexity. The companies included in such published surveys of the general retail industry include both apparel and nonapparel companies (the "retail survey group") and represent a broader range and are not necessarily the same retail companies as included in the Peer Group Index of selected retail apparel companies set forth in the Performance Graph on page 12.

     Base Salary. Base salary increases effective for fiscal 2000 for the Company's executive officers other than the Chief Executive Officer were initially established by the Chief Executive Officer, subject to review and ratification by the Compensation Committee, based on his evaluation and assessment of each individual's level of responsibility and performance over the previous year. Such increases were also targeted such that annual base pay for these executives could be approximately at or near the 50 percentile range of base pay of the retail survey group for positions of similar size, scope and complexity. The Chief Executive Officer's base salary increase for fiscal 2000 was established by the Compensation Committee by equal reference to relative Company performance and his individual performance in leading the Company as assessed and evaluated by the Compensation Committee. The evaluation and assessment of the Chief Executive Officer's individual performance, which by its nature was subjective, took into account the Company's exceptional earnings, revenues and other financial performance, the success of the Company's ongoing geographical expansion of stores and selling space and the continuing successful development of new business concepts.

     Management Incentive Plan. The Company believes that a substantial percentage of each executive officer's compensation should be tied directly to the financial performance of the Company as well as to the executive's individual performance. Annual incentive compensation for fiscal 2000 for executive officers including the Chief Executive Officer was determined pursuant to the MIP. Cash incentive awards under the MIP are made annually to those management employees who are in certain established position levels within the Company including all executive officers.

     Awards granted pursuant to the MIP are based on a Company financial performance rating and an individual performance rating. For fiscal 2000 the Company performance rating was based on the Company's earnings per share in relation to a preestablished earnings per share target. The individual performance rating was based on an assessment of each individual's performance during the fiscal year measured against his or her responsibilities for the year.

     Company target performance ratings for fiscal 2000 against the preestablished earnings per share goal ranged from zero to 1.8 and individual target performance ratings for fiscal 2000 ranged from zero to 1.5. These ratings are then combined with the participant's target incentive participation rate which is a percentage of base salary based on position level, and for fiscal 2000 ranged from 25% for certain executive officers up to 45% for the Chief Executive Officer. The weights assigned were 50% for Company performance and 50% for individual performance.

     For fiscal 2000 MIP awards, the Company's actual performance rating against the earnings per share goal, which was internally established for MIP purposes, was 1.8. The Chief Executive Officer made recommendations to the Compensation Committee on the individual performance ratings for all executive officers other than himself. The Compensation Committee then reviewed and finally approved the 2000 individual performance ratings for all executive officers including the Chief Executive Officer. Individual performance ratings for the executive officers named in the Summary Compensation Table averaged 1.47 for fiscal 2000.

     Equity Based Compensation. The Board of Directors and the Compensation Committee are each of the view that stock ownership or its equivalent by management serves to align the interests of management with interests of the Company's shareholders. Stock options are granted at fair market value at the time of grant and are intended to align executive compensation opportunities with shareholder returns. Stock options are intended to provide long-term compensation, and future grants of options or other awards will be periodically reviewed and determined by the Compensation Committee. Stock options granted during fiscal 2000 were made at levels determined to be approximately the median for annual stock grants of a group of certain retail companies considered by the Compensation Committee and its outside compensation consultant. During fiscal 2000 the Compensation Committee granted a stock option award to Mr. Zetcher for 1,000,000 shares (subsequently adjusted to reflect the Company's 2-for-1 stock split) at an option exercise price equal to the fair market value at the date of grant. In determining to provide this award, the Compensation Committee considered the extraordinary financial performance of the Company over the past several years and Mr. Zetcher's outstanding leadership of the Company during his twelve years as Chief Executive Officer of the Company and also considered the importance of the award for retention purposes and as an incentive for continued exemplary performance.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a deduction to publicly traded companies to the extent of excess compensation over $1 million paid to the chief executive officer or to any of the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company does not believe that Section 162(m) deduction limits for fiscal 2000 will be material in terms of net financial effect and therefore the Company does not intend to restructure fiscal 2001 compensation arrangements. In addition, the Company has submitted to shareholders for approval at this Annual Meeting, for purposes of compliance with the conditions of Section 162(m), certain changes to the Incentive Plan as well as approval of certain outstanding options under the Incentive Plan. The Company and the Compensation Committee will continue to review Section 162(m) matters.

                                            Compensation Committee
                                            of the Board of Directors

                                            Mark H. Willes, Chairperson
                                            Elizabeth T. Kennan
                                            Yoichi Kimura (since May 2000)

Performance Graph


     The following graph compares the percentage change in the cumulative total shareholders' return on the Company's Common Stock on a year-end basis, using the last day of trading prior to the Company's fiscal year-end, from February 2, 1996 through February 2, 2001, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Dow Jones Retailers Index for the same period. Returns are indexed to a value of $100 and assume that all dividends were reinvested.


           COMPARISON OF YEAR-END CUMULATIVE TOTAL RETURN OF TALBOTS,

                  S&P 500 INDEX, AND DOW JONES RETAILERS INDEX


                              [PERFORMANCE GRAPH]



----------------------------------------------------------------------------------------------------------------
                                      2/2/96      1/31/97      1/30/98      1/29/99      1/28/00       2/2/01
----------------------------------------------------------------------------------------------------------------
 The Talbots, Inc.                     100          101           70          102          130          398
 Standard & Poor's 500 Index           100          126          160          212          240          240
 Dow Jones Retailers Index             100          121          170          275          275          288

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors is comprised of Mark H. Willes, Elizabeth T. Kennan and Yoichi Kimura. Mr. Zetcher, Chairman, President, and Chief Executive Officer of the Company, is also a director of Revman Industries Inc., a subsidiary of Jusco USA. Mr. Kimura is a director of Jusco USA and is an officer of Jusco. Set forth below is a description of certain transactions between Talbots and certain Jusco entities during fiscal 2000.

     Certain Transactions with Related Parties. In connection with the Company's 1993 initial public offering, the Company, through its wholly owned subsidiary The Classics Chicago, Inc. ("Classics Chicago"), purchased the Talbots trade name and certain other trademarks (the "Trademarks") in all countries of the world other than Australia, New Zealand, Japan, China and certain other Asian countries (the "Territory") from Jusco (Europe) B.V. ("Jusco (Europe)"), a subsidiary of Jusco. Under the trademark purchase agreement and a license agreement with Classics Chicago, the Company also obtained the non-exclusive right to manufacture products bearing the Trademarks outside the Territory for export to the Territory and, for a royalty equal to 1% of net catalog sales outside the Territory, to distribute catalogs bearing the Trademarks and to make catalog sales to customers of the Company outside the Territory. Such catalog license may be terminated by Jusco (Europe) at any time with four months prior written notice. Talbots Japan Co., Ltd. ("Talbots Japan"), a subsidiary of Jusco, is the non-exclusive licensee of the Trademarks within Japan and other countries outside the Territory. Under the trademark purchase agreement, Jusco (Europe) retains the right in its discretion to disapprove the assignment by Classics Chicago of any rights in the Trademarks in the Territory to any party. Such retained right may be purchased by Classics Chicago at its option should Jusco (Europe) attempt to sell or otherwise transfer such retained right to a third party or should Jusco (Europe) and its affiliates cease to own a majority of the Company's voting stock. The purchase price to Classics Chicago of such retained right will be the lesser of the fair market value of such retained right on the date of exercise of the option or $2.0 million. Classics Chicago licenses the right to use the Trademarks to the Company and its other subsidiaries.


     Talbots has an advisory services agreement with Jusco USA under which Jusco USA provides advice and services to Talbots with respect to strategic planning and other related issues concerning the Company and maintains on behalf of the Company a working relationship with banks and other financial institutions, in particular Japanese banks, for which Jusco USA receives an annual fee of $250,000 plus any expenses incurred.



     The Company has a services agreement with Talbots Japan under which the Company renders services, primarily in the merchandising and import operation areas, as requested by Talbots Japan, on a cost reimbursement basis. At February 3, 2001, the amount due from Talbots Japan under this services agreement was approximately $338,685. In addition, at February 3, 2001, approximately $8,374,133 was due to the Company from Talbots Japan for merchandise purchases. The Company also realizes certain net expenses from time to time in the course of its merchandising and sales relationship with Talbots Japan which are not material in amount. During fiscal 2000, the Company also made its merchandising and store management information systems available to Talbots Japan. The Company charges back to Talbots Japan all one time and ongoing costs related to this project. At February 3, 2001, the amount due from Talbots Japan under this arrangement was $147,260. In addition, Talbots from time to time performs various administrative or other functions for Jusco USA which are not quantified and which are not material in amount.



     Since 1995 the Company has had a stock repurchase program under which the Company repurchases shares from the open market from time to time and, concurrently with such open market purchases, the Company purchases a pro rata number of shares from Jusco USA so as to maintain substantially the same percentage stock ownership of the Company between Jusco USA and the public shareholders. During fiscal 2000 a total of 691,334 shares were repurchased from Jusco USA. The price of the shares purchased from Jusco USA was equal to the weighted average price of the shares paid to the public shareholders and for fiscal 2000 ranged from $15.99 to $51.52.


     Jusco USA, the Company and its domestic subsidiaries entered into a tax allocation agreement at the time of the Company's 1993 IPO for the allocation of
(1) consolidated federal income tax liability and any similar state or local taxes, and (2) all other taxes. Under the agreement, Jusco USA, the Company and its domestic subsidiaries would generally share the consolidated federal income tax liability and liability for similar state and local taxes in accordance with their election for earnings and profits purposes. However, the allocation would only be applicable as to any year in which Jusco USA owned at least 80% of the Common Stock of the Company and since the date of the IPO, Jusco USA has owned significantly less than 80% of the Company's Common Stock. See "Beneficial Ownership of Common Stock."

     Concurrently with the Company's 1993 IPO, Jusco USA entered into a shareholder's agreement with the Company pursuant to which the Company agreed, subject to certain limitations, to provide Jusco USA with one demand registration right per year, upon exercise of which the Company would be obligated to register under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities law, at the expense of Jusco USA, some or all of the Company's Common Stock beneficially owned by Jusco USA. The agreement also provides that if the Company proposes to register shares of Common Stock under the Securities Act for its own account, then Jusco USA has a right to request that the Company register Jusco USA's shares of the Company's Common Stock. Jusco USA will bear the incremental cost of registering its shares in any such offering. The Company and Jusco USA will indemnify each other against certain liabilities under the Securities Act in connection with any such registration statements.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Certain Beneficial Owners. The following table sets forth certain information as to beneficial ownership of each person known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company as of April 2, 2001. Such beneficial owner has sole voting and investment power as to such shares unless otherwise indicated.


BENEFICIAL OWNER              NUMBER OF SHARES   PERCENT OF CLASS
----------------              ----------------   ----------------
Jusco (U.S.A.), Inc.             36,631,144            58.1%
520 Madison Ave.
New York, NY 10022

FMR Corp.(1)                      4,879,900             7.7%
82 Devonshire Street
Boston, MA 02109

AIM Management Group Inc.(2)      4,189,460             6.6%
11 Greenway Plaza, Suite 100
Houston, TX 77046


---------------
(1) Pursuant to a Schedule 13G filed on February 14, 2001 by FMR Corp. on behalf of itself, Edward C. Johnson 3d and Abigail P. Johnson (collectively, "FMR"), FMR has sole dispositive power with respect to 4,879,900 shares.

(2) Pursuant to a Schedule 13G filed on February 9, 2001 by AIM Management Group Inc. on behalf of itself and its wholly-owned subsidiaries AIM Advisors, Inc. and AIM Capital Management, Inc. (collectively, "AIM"), AIM has sole voting power and sole dispositive power with respect to 4,189,460 shares.


     Stock Ownership of Directors and Executive Officers. The following table sets forth certain information as to beneficial ownership of the outstanding Common Stock of the Company as of April 2, 2001 by each director and nominee of the Company, each of the individuals listed in the Summary Compensation Table, and all executive officers and directors of the Company as a group. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to such shares. No director, nominee or executive officer beneficially owns more than one percent of the total outstanding Common Stock except that Mr. Zetcher and all directors and executive officers as a group would be deemed to own beneficially 2.3% and 4.5%, respectively, of the outstanding Common Stock.

                                   NUMBER OF
NAME OF BENEFICIAL OWNER          SHARES(1)(2)
------------------------          ------------
T. Tokiwa.......................       2,666
E.T. Kennan.....................      16,448
Y. Kimura.......................       2,666
M. Okada........................      74,666
S. Swain*.......................          --
I. Tsuruta......................       6,666
M.H. Willes.....................      57,746


                                   NUMBER OF
NAME OF BENEFICIAL OWNER          SHARES(1)(2)
------------------------          ------------
A.B. Zetcher....................   1,481,701
H.J. Metscher...................      99,270
E.L. Larsen.....................     222,999
S.M. Stolper....................     181,378
R.T. O'Connell, Jr..............     239,932
All executive officers and
  directors
  as a group(19)................   2,951,278

---------------
 *  Appointed to the Board in March 2001.


(1) The shares listed include shares of restricted stock granted, and subject to forfeiture, under the Incentive Plan, as follows: Mr. Zetcher, 78,667; Mr. Metscher, 30,000; Mr. Larsen, 19,600; Mr. Stolper, 19,600; Mr. O'Connell, 19,600; and all executive officers as a group, 245,467. The listed shares also include shares subject to stock options exercisable within 60 days, as follows: Mr. Zetcher, 1,279,999; Mr. Tokiwa, 2,666; Ms. Kennan, 15,334; Mr. Kimura, 2,666; Mr. Okada, 30,666; Mr. Tsuruta, 6,666; Mr. Willes, 47,332;
    Mr. Metscher, 66,666; Mr. Larsen, 193,399; Mr. Stolper, 133,399; Mr.
    O'Connell, 194,733; and all executive officers and directors as a group, 2,417,726.



(2) Messrs. Tokiwa, Kimura and Okada are directors and officers of Jusco and/or Jusco USA and Mr. Tsuruta is an officer of Jusco USA. Each disclaims beneficial ownership of the Common Stock of the Company owned by Jusco USA and such shares are not included in their individual share ownership.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports regarding ownership of the Company's Common Stock with the SEC, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes that all filings were timely.

                  2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF
               INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors is recommending to the shareholders that the Company's Certificate of Incorporation, as amended, be amended to increase the number of authorized shares of Common Stock from 100 million shares to 200 million shares. The Board of Directors believes that this amendment to the Certificate of Incorporation is in the best interests of the Company and its shareholders and recommends approval of this proposal. The proposed amendment is set forth in Exhibit B. If approved by shareholders at the Annual Meeting, the proposed amendment would become effective upon filing with the Secretary of State of Delaware, which will occur promptly following the Annual Meeting.

     On November 7, 2000, the Company effected a 2-for-1 split of the Common Stock of the Company. The stock split was effected by issuing one additional share of Common Stock for each outstanding share of Common Stock and for each treasury share of Common Stock.


     The authorized Common Stock of the Company currently consists of 100 million shares, par value $.01 per share. As of the record date there were 63,104,548 shares issued and outstanding and 11,330,675 treasury shares. Of the shares of Common Stock available for issuance as of the record date, 7,250,689 shares were reserved for issuance pursuant to the Incentive Plan (of which options for 6,302,995 shares were outstanding) and an additional 923,184 shares were reserved for issuance pursuant to the Amended and Restated Directors Stock Plan (of which options for 196,002 shares were outstanding).


     The Board of Directors believes that the availability of such additional authorized Common Stock will provide the Company with the flexibility to issue Common Stock for possible future stock splits or stock dividends, if such action is determined by the Board of Directors to be advisable, or in connection with acquisitions, equity incentive plans, financings or other corporate purposes which may be identified in the future by the Board of Directors, without the possible expense or delay of a special shareholders' meeting. Upon issuance, such shares of Common Stock will have the same rights as the outstanding shares of Common Stock. Issuance of additional shares of Common Stock could dilute the voting rights of existing shareholders and could also dilute earnings per share and book value per share of existing shareholders. Holders of Common Stock have no preemptive rights, which means that current shareholders do not have a prior right to purchase any new issuance of Common Stock in order to maintain their proportionate ownership of Common Stock.

     The increased authorized shares of Common Stock would be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's shareholders except as may be required by applicable law or by the rules of the New York Stock Exchange or any other stock exchange or national securities association trading systems on which the securities may then be listed or traded.

     The proposed increase in the authorized Common Stock is not designed to have an anti-takeover effect. However, although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock (within the limits imposed by applicable law and by the rules of applicable self-regulatory organizations) which could, depending upon the circumstances, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means, including sale or issuance to persons favorable to the Board of Directors or management or otherwise having the effect of diluting the stock ownership of a person or entity, and thereby protect the continuity of present management. The proposed amendment has been prompted by business and financial considerations and the Company is not aware of any threat of takeover or change in control. The Company currently has no firm plans or commitments involving the issuance of Common Stock, other than under its equity incentive plans.

     Approval of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes would have the same effect as a vote against the amendment. Jusco USA, which owns of record and beneficially more than a majority of the outstanding Common Stock, has agreed to vote in favor of the proposed amendment. While no additional favorable votes would be required for approval, the Board of Directors urges shareholders to vote for approval of the amendment to the Certificate of Incorporation.

               3. APPROVAL OF MODIFICATIONS TO THE INCENTIVE PLAN
                  FOR THE PURPOSE OF SATISFYING SECTION 162(M)
                          OF THE INTERNAL REVENUE CODE

     Shareholders are being asked to approve certain proposed modifications to The Talbots, Inc. Amended and Restated 1993 Executive Stock Based Incentive Plan (the "Incentive Plan") in order for the Incentive Plan to comply with the "performance-based" compensation requirements of Section 162(m) of the Internal Revenue Code. The particular provisions of the Incentive Plan which have been modified, subject to shareholder approval, are attached as Exhibit C. The complete text of the Incentive Plan (without such modified provisions) is filed as an exhibit to the Company's Current Report on Form 8-K dated April 29,

1999. The general description of the Incentive Plan set forth below is subject to all of the terms of the Incentive Plan.

     No increase in authorized shares under the Incentive Plan is being proposed.

     Section 162(m). Section 162(m) of the Internal Revenue Code prohibits a company from taking a federal income tax deduction for compensation paid in excess of $1 million to the chief executive officer or any of the four other executive officers named in the summary compensation table of a company's proxy statement ("covered employees"). This limit on deductibility does not apply to compensation that is qualified "performance-based compensation" so long as certain conditions are satisfied, including shareholder approval of the plan by separate vote prior to payment, settlement or exercise of the applicable award.


     Proposed Modifications Subject to Shareholder Approval. The Board of Directors adopted a modification to the Incentive Plan, subject to shareholder approval, which limits the number of shares that may be awarded pursuant to stock options under the Incentive Plan to any one plan participant to not more than an aggregate of five million shares over a period of any consecutive three calendar years, subject to adjustment for antidilution events. This individual share limit applies to all outstanding option awards made on or after January 1, 2000. Outstanding option awards made in fiscal year 2000 to those participants which the Company believes are or may be Section 162(m) "covered employees" are, with the consent of those participants, and all option awards made to date in fiscal year 2001 are, subject to and contingent on shareholder approval of such individual share limit under Section 162(m). Each of such options would be automatically revoked if shareholder approval is not obtained. See "Shareholder Approval" below. The option awards made in fiscal years 2000 and 2001 are set forth in the "New Plan Benefits Table" on page 23.


     The Board of Directors also adopted, subject to shareholder approval, modifications to paragraph 8 of the Incentive Plan ("Performance Awards") for purposes of satisfying the requirements of Section 162(m) in connection with certain performance awards which may be made in the future under the Incentive Plan. These modifications among other things establish the business criteria upon which performance objectives for performance awards may be based, define the performance periods applicable to such performance awards, and establish maximum limits on the amount of certain performance awards, as more specifically described below under "Performance-Based Awards."


     For purposes of Section 162(m), approval of the modifications to the Incentive Plan will be deemed to include approval of the eligibility of executive officers and other eligible persons to participate, the individual award limitations (discussed above under this "Proposed Modifications Subject to Shareholder Approval" and below under "Performance-Based Awards; Limit on Maximum Amount of Performance-Based Award"), and the general business criteria upon which performance objectives for performance awards are based (discussed below under "Performance-Based Awards; Limit on Maximum Amount of Performance-Based Award").


     Shareholder Approval. For purposes of Section 162(m), shareholder approval of these modifications to the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome. Jusco USA, which owns of record and beneficially more than a majority of the outstanding Common Stock, has agreed to vote in favor of this proposal. While no additional favorable votes would be required for approval, the Board of Directors urges shareholders to vote for approval of the Incentive Plan as so modified.

     General. The Incentive Plan is intended to advance the interests of the Company and its shareholders by providing incentives to certain key employees of the Company and its subsidiaries and affiliates and to certain other individuals who perform services for the Company and its subsidiaries and affiliates. The Incentive Plan provides for awards of nonqualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock, performance awards, and other types of awards. Each award may be granted alone or in conjunction with other types of plan awards. Shares issued under the Incentive Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination.

     The Incentive Plan will expire by its terms in November 2003, but the Board of Directors may prior to such date extend the term of the Incentive Plan for an additional period of up to five years for the grant of awards other than incentive stock options.


     Shares Authorized under the Incentive Plan. A total of 11,920,000 shares have been authorized for issuance under the Incentive Plan, subject to adjustment in accordance with certain antidilution events as described below. As of the record date, 6,302,995 shares were subject to outstanding awards and 947,694 shares were available for future awards under the Incentive Plan.


     Eligibility for Participation. Key employees of the Company and its subsidiaries and other key individuals performing services for the Company or any participating affiliate are eligible for awards. The Compensation Committee has the authority in its discretion to select key employees and key individuals. Participating affiliates are entities in which the Company has a substantial equity interest whose participation is approved by the Company's Board of Directors and by the affiliate. No non-employee director or director nominees and no associate of any plan participant is eligible for awards under the Incentive Plan.


     The Company estimates that approximately 106 employees are currently eligible to participate in the Incentive Plan. On April 2, 2001 the closing price of the Common Stock was $41.00.


     Administration and Amendment of the Incentive Plan. The Compensation Committee has sole authority to administer the Incentive Plan, which includes the authority to determine the type, size and terms of awards, the time when awards will be granted and any performance objectives, to modify the terms of any award granted, to interpret the terms of the Incentive Plan and awards, to establish, amend and rescind any rules relating to the Incentive Plan, and to delegate certain administration of the Incentive Plan. The Incentive Plan may be amended by the Board of Directors but no amendment shall be effective unless and until the same is approved by the Company's shareholders if the failure to obtain shareholder approval would adversely affect the Incentive Plan's compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or other applicable law.

     Stock Options. The Compensation Committee may grant stock options which may be nonqualified stock options or incentive stock options. Options may not be granted with an exercise price less than the fair market value of the Common Stock on the grant date; however, in the case of incentive stock options granted to an employee who owns Common Stock representing more than 10% of the voting power of all classes of stock of the Company ("Ten Percent Employee"), incentive stock options may not be granted with an exercise price less than 110% of the Common Stock's fair market value on the grant date. The Compensation Committee will determine the number of shares subject to each option. Options may be exercised by payment of cash, delivery of Common Stock or a combination thereof, in each case subject to the discretion of the Compensation Committee. The amount of aggregate fair market value of Common Stock (determined at the time of grant) with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year shall not exceed an amount determined by the Compensation Committee. No plan participant may be awarded stock options for an aggregate of more than five million shares of Common Stock over a period of any consecutive three calendar years, subject to adjustment for antidilution events.

     Stock Appreciation Rights. The Compensation Committee may grant SARs, which are rights to receive (without payment to the Company) cash, Common Stock, other Company securities or property, or other forms of payment, or any combination thereof, based on the increase in the value of the number of shares of Common Stock specified in the SAR. The number of shares subject to each SAR is determined by the Compensation Committee. Upon exercise of a SAR or the surrender of any unexercised award or option attached to a SAR, the holder is entitled to receive, without payment to the Company, the excess of the fair market value, at the time of exercise, of the shares for which the SAR is exercised or attached award surrendered, over the exercise price or stock option price, as the case may be. The Compensation Committee is entitled in its discretion to settle the obligation arising out of the exercise of a SAR, or the surrender unexercised of any option or award attached to the SAR, by the payment of cash, shares of Common Stock or other property, or any combination thereof. A SAR may provide that it will be deemed to have been exercised at the close of business on the business day preceding the expiration date of the SAR or any attached option or award, or such other date as specified by the Compensation Committee, if at such time such SAR has a positive value.

     Reduction; Transferability; Exercise. The number of shares of Common Stock subject to an outstanding option or SAR may be reduced on a share-for-share or other appropriate basis, as determined by the Compensation Committee, to the extent that shares under such option or SAR are used to calculate the cash, Common Stock or other form of payment, or any combination thereof, received by the Company pursuant to exercise of any other award that may be attached to such option or SAR, or the extent that any other award granted in conjunction with such option or SAR is paid. Options and SARs may not be sold, assigned, transferred, pledged or otherwise disposed of except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by that individual.

     Unless the Compensation Committee determines otherwise, no option or SAR shall be exercisable for at least 12 months after the grant date, unless the grantee ceases employment or performance of services before the expiration of such 12-month period by reason of death, disability, certain retirements or certain terminations without cause or for good reason or in connection with a change in control. Incentive stock options granted to a Ten Percent Employee, and SARs which are attached to incentive stock options granted to a Ten Percent Employee, may not be exercisable after the expiration of five years from their grant date, but any other SAR or option may not be exercisable after the expiration of ten years from the grant date. Any option or SAR may be exercised only at such time or times and in such installments as the Compensation Committee may establish, and in the case of a SAR, only if the option or other award, if any, to which it is attached is at the time exercisable.

     Unless otherwise determined by the Compensation Committee, an option or SAR is only exercisable during the period of the grantee's employment with or service to the Company or an affiliate and for a period of three months thereafter, except in the case of disability, early, normal or deferred retirement under a qualified retirement program, death or certain terminations, in which case the option or SAR may be exercised for established periods beyond such three month period or during such period of related employment.

     Restricted Stock. The Compensation Committee determines the terms and conditions of restricted stock grants. Common Stock issued to a participant in accordance with an award of restricted stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Compensation Committee, during the restricted period determined by the Compensation Committee. The Company has the option (exercisable on such terms, in such manner and during such period as the Compensation Committee determines) to repurchase shares subject to an award of restricted stock, at the price fixed by the Compensation Committee when the award was made or amended, upon termination of the participant's employment or service during the restricted period (except in the case of related employment), the failure to pay to the Company taxes which the Company determines are required to be withheld in respect of such shares during the restricted period, or such other circumstances as determined by the Compensation Committee in its discretion. If a participant who has been in the continuous employment or performance of services for the Company or an affiliate since the date the restricted stock award was granted shall, while in such employment or performance of services, die or terminate employment or performance by reason of disability, or early, normal or deferred retirement under a qualified retirement program, and such event shall occur after the date on which the award was granted and prior to the end of the restricted period, the Compensation Committee may determine to cancel the repurchase option and any other restrictions on all or any of the shares of Common Stock subject to the award.

     Performance-Based Awards; Limit on Maximum Amount of Performance-Based Award. The Compensation Committee may require satisfaction of preestablished performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of any "Performance Awards" which may be granted under the Incentive Plan and which awards may be payable in cash, equity or a combination. If so determined by the Compensation Committee, in order to avoid the limitations on deductibility under
Section 162(m) of the Internal Revenue Code, certain specified business criteria may be used by the Compensation Committee in establishing performance goals applicable to Performance Awards to "named executive officers" or any other executives who may likely be "covered employees" under Section 162(m).


     At the beginning of each performance period, the Compensation Committee would establish (1) target awards for each participant, (2) the performance goals that must be achieved in order for the participant to actually be paid an award, and (3) a formula for calculating the participant's award, depending on how actual performance compares to the preestablished performance goals. Each participant's target award may be expressed as a percentage of his or her base salary as in effect at the date of the establishment of the particular performance goals (provided that any subsequent increase in a participant's base salary following such date would not be taken into account in determining the award for such participant for such performance period). The period of any performance goal may be one fiscal year or less or more than one fiscal year but not more than five years, depending on the particular performance goal. The Compensation Committee may also set performance goals and targets that differ from participant to participant.



     Performance goals will be selected from one or more of the following six performance measures for the Company, determined on a consolidated basis and/or for specified subsidiaries, affiliates or other business units of the Company:
(1) revenues or comparable sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) earnings as calculated under any of the measures in (2) above, determined on a per common share basis (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) operating margin or profit margin; and (6) stock price or stockholder return. At the beginning of a performance period, the Compensation Committee may specify that any such performance measures will be calculated before or after extraordinary or non-recurring items, before or after changes in accounting principles or standards, before or after restructuring charges, before or after revenues, operations, earnings or losses of discontinued operations or acquisitions, or before or after payments of awards under the Incentive Plan or other incentive compensation. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the above measures. The Compensation Committee may set the levels of performance required in connection with performance awards as fixed amounts, goals relative to performance in prior periods, goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Compensation Committee may determine.



     After the end of each performance period, the Compensation Committee will determine the extent to which the performance goals applicable to each participant were achieved. The actual award, if any, for each participant will be determined by applying the performance goal formula to the level of actual performance that was achieved. No award is payable to a participant if the minimum performance level specified by the Compensation Committee at the beginning of the performance period is not achieved. The Compensation Committee retains the discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable to the participant under the applicable performance goal. The Compensa-tion Committee does not have discretion to increase the award. Subject to adjustment in accordance with paragraph 15(a) of the Incentive Plan, for purposes of compliance with Section 162(m), no "covered employee" may be granted a Performance Award for an amount greater than the following: (A) if the Performance Award is for a performance period of one year or less, such Performance Award shall not be for an amount greater than the lesser of ten million dollars or ten times such person's annual base salary in effect on the date of the commencement of the performance period to which that Performance Award relates, and (B) if the Performance Award is for a performance period of more than one year, such Performance Award shall not be for an amount in excess of the amount determined under (A) above multiplied by the number of years and fractions of a year comprising the performance period. No performance period may be for a period of more than five years.


     Other Types of Awards. The Compensation Committee may make any other type of award deemed by the Compensation Committee in its discretion to be consistent with the purposes of the Incentive Plan, including awards, options or similar rights granted with respect to unbundled stock units or components thereof, and awards to participants who are foreign nationals or are employed or performing services outside the United States.

     Amendment of Outstanding Awards. The terms of any outstanding award may be amended from time to time by the Compensation Committee in its discretion in any manner that it deems appropriate, including but not limited to acceleration of the date of exercise of any award and/or payment thereunder, provided that no such amendment shall adversely affect in a material manner any right of a participant under the award without the participant's written consent unless the Compensation Committee determines in its discretion that (i) there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities or (ii) significant changes in conditions have or are expected to have a substantial effect on all or any part of the Company or any affiliate, the Incentive Plan or any award thereunder.

     Change in Control. In the event of a change in control (as defined below) of the Company, restrictions on restricted stock awards shall lapse, stock options and SARs shall become immediately exercisable and fully vested, and payment shall be made with respect to performance grants based on the assumption that the specified performance objectives would have been attained by the end of the performance period specified in the award. The effect of a change in control on other awards shall be determined from time to time by the Compensation Committee. Under the Incentive Plan, "change in control" means (i) the acquisition by any person or persons acting in concert, other than the Company or any of its subsidiaries or Jusco USA or any of its subsidiaries or affiliates (collectively, an "Acquiring Person"), of beneficial ownership, directly or indirectly, of more than 25% of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company, and no other shareholder is the beneficial owner of a percentage of such securities higher than that held by the Acquiring Person, or (ii) the members of the Incumbent Board (as defined below) no longer constitute a majority of the Board of Directors of the Company. The term "Incumbent Board" means the Board of Directors as comprised on November 18, 1993 and includes any individual elected thereafter if nominated or approved by at least two-thirds of the then incumbent Board of Directors, unless that individual's election or nomination was approved as a result of either an actual or threatened election contest or proxy contest, but does not include any individual who is an affiliate, associate or designee of an Acquiring Person having or proposing to acquire beneficial ownership, directly or indirectly, of more than 10% of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors.

     Adjustment. In the event of any change in the Company's outstanding Common Stock by reason of a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, sale of all or part of the Company's assets, a distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, and if the

Compensation Committee determines that such change equitably requires adjustment in the terms of any award or the number of shares of Common Stock available for awards, the Compensation Committee may make such adjustment.


     Certain Federal Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Incentive Plan. The grant of an option or a SAR will create no federal income tax consequences for the participant or the Company. Upon exercising an option which is not an "incentive stock option"
(ISO) the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash received.


     A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's "basis" in such shares (generally, the "basis" is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant.


     With respect to other awards granted under the Incentive Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. The Company generally will be entitled to a deduction for the same amount. With respect to awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.


     The foregoing is intended as a general summary to shareholders and is not intended as tax advice to participants in the Incentive Plan.

                            NEW PLAN BENEFITS TABLE

         AMENDED AND RESTATED 1993 EXECUTIVE STOCK BASED INCENTIVE PLAN

NAME AND POSITION                                           NUMBER OF OPTIONS*    RESTRICTED STOCK(6)
-----------------                                           ------------------    -------------------
Arnold B. Zetcher                                                 200,000(1)            118,000
Chairman, President                                             2,000,000(2)
and Chief Executive Officer                                       200,000(3)
                                                                  200,000(4)
                                                                  180,000(5)

H. James Metscher                                                 100,000(1)             30,000
Executive Vice President,                                         100,000(2)
Chief Merchandising Officer                                       100,000(3)
                                                                   50,000(4)

Edward L. Larsen                                                   46,000(1)             29,400
Senior Vice President, Finance, Treasurer                          46,000(2)
and Chief Financial Officer                                        46,000(3)
                                                                   46,000(4)
                                                                   41,400(5)

Stuart M. Stolper                                                  46,000(1)             29,400
Senior Vice President, Human Resources                             46,000(2)
and Assistant Secretary                                            46,000(3)
                                                                   46,000(4)
                                                                   41,400(5)

Richard T. O'Connell, Jr.                                          46,000(1)             29,400
Senior Vice President, Legal                                       46,000(2)
and Real Estate and Secretary                                      46,000(3)
                                                                   46,000(4)
                                                                   41,400(5)

All other executive officers (7 additional persons)               286,000(1)            117,000
                                                                  269,000(2)
                                                                  240,000(3)
                                                                  201,000(4)
                                                                  180,000(5)

---------------
 * The table reflects equity awards under the Incentive Plan in the period from January 1, 1997 through March 2001. All option amounts and restricted stock grants have been adjusted for Talbots 2-for-1 stock split on November 7, 2000. No increase in authorized shares under the Incentive Plan is being proposed for shareholder approval at this Annual Meeting. The Incentive Plan was last approved by shareholders at the 1998 Annual Meeting.


    No optionee, including individuals comprising "all other executive officers" above, received options in any fiscal year for a number of shares greater than any named executive officer for such fiscal year as set forth above. The individuals comprising the "all other executive officer" group above, each of whom together with the named executive officers is a member of the Company's Executive Operating Committee, are H. Bosworth, P. Kastner, M. Mandell, A. McKenna, B. Prescott, C. Richardson and B. Soderholm.


    All options were granted as nonqualified options under the Incentive Plan by the Compensation Committee comprised solely of disinterested directors. The option exercise price is equal to the fair market value of the Common Stock on the grant date. The options have a term of ten years and vest in one-third annual increments beginning one year from the grant date, subject to earlier vesting in the event of a change in control of the Company or in certain instances such as termination of employment without cause or for good reason. Restricted stock grants vest in one-third annual increments beginning three years following grant date.

(1) Fiscal year 2001 option award. Option exercise price is equal to the fair market value of the Common Stock on the grant date ($46.94). All such options are outstanding on the date hereof.

(2) Fiscal year 2000 option award. Option exercise price is equal to the fair market value of the Common Stock on the grant date ($19.00, except in the case of the option for A. McKenna having an option exercise price equal to the grant date fair market value of $51.125). All such options are outstanding on the date hereof.

(3) Fiscal year 1999 option award. Option exercise price is equal to the fair market value of the Common Stock on the grant date ($12.4063). All such options are outstanding on the date hereof except for options totaling 70,329 shares.

(4) Fiscal year 1998 option award. Option exercise price is equal to the fair market value of the Common Stock on the grant date ($7.4063, except in the case of the option for H.J. Metscher having an option exercise price equal to the grant date fair market value of $12.9063 and the option for C. Richardson having an option exercise price equal to the grant date fair market value of $9.1875). All such options are outstanding on the date hereof except for options totaling 159,999 shares.

(5) Fiscal year 1997 option award. Option exercise price is equal to the fair market value of the Common Stock on the grant date ($12.4688, except in the case of an option for H. Bosworth having an option exercise price equal to the grant date fair market value of $14.375). All such options are outstanding on the date hereof except for options totaling 88,798 shares.

(6) Granted in fiscal 1998 under the Incentive Plan.

                   4. APPROVAL OF OPTION AWARDS FOR PURPOSES
                             OF CODE SECTION 162(M)

     In addition to the modifications to the Incentive Plan being proposed under proposal 3 above, Talbots shareholders are being asked to approve under Section 162(m) of the Internal Revenue Code the option awards made under the Incentive Plan to its executive officers in the period from the 1997 Annual Meeting through the end of fiscal 2000. Options granted under the Incentive Plan prior to Talbots 1997 Annual Meeting are excluded from the deduction limits of Section 162(m) due to the transitional relief provided in Section 162(m).

     The particular individual option awards granted in the period from 1997 through the end of fiscal 2000, including in each case the maximum number of shares subject to each particular option award, the option exercise prices for each option award, and the term of each option, are individually set forth for each executive officer of Talbots in the "New Plan Benefits Table" immediately above, which is incorporated herein by reference. Each such option award would, with the consent of each optionee, be automatically revoked to the extent outstanding as of the Annual Meeting if shareholders do not approve such awards at the Annual Meeting.

     Approval of the options under Section 162(m) requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome. Jusco USA, which owns of record and beneficially more than a majority of the outstanding Common Stock, has agreed to vote for approval of such option awards. While no additional favorable votes are required to approve the proposal, each shareholder is urged to vote in favor of the proposal.

     As described in proposal 3 above, Section 162(m) prohibits a company from taking a federal income tax deduction for compensation paid in excess of $1 million to the chief executive officer or any of the four other executive officers named in the summary compensation table of a company's proxy statement. The $1 million deduction limit provided in Section 162(m) does not apply to qualified "performance-based compensation." To qualify as performance-based compensation, the compensation must be based solely on attainment of a preestablished objective performance goal set by a compensation committee comprised solely of two or more outside disinterested directors. A preestablished performance goal must state, in terms of an objective formula, the method of computing the amount of compensation payable to the employee if the goal is attained, and the compensation payable under the award must be solely contingent on attainment of the performance goal. The determination of whether a particular award satisfies the requirements of Section 162(m) is made on a grant-by-grant basis.

     For a stock option award, the objective performance goal requirement will be satisfied if, among other things, the exercise price of such stock option is equal to the fair market value of the underlying shares as of the date of grant and the compensation payable to the optionee in connection with such stock option is attributable solely to the appreciation in the stock price of the option shares between the date of grant and the date of option exercise.

     To qualify under Section 162(m), the material terms under which the particular performance-based compensation is to be paid, including the performance goal, must be disclosed to and approved by shareholders. Such shareholder approval must be obtained under Section 162(m) prior to payment of the compensation (or, in the case of an option award, prior to exercise of the option). Section 162(m) requires that the disclosure to shareholders must be specific enough so that shareholders can determine the "maximum amount" of compensation that could be payable to the employee under a performance goal during a specified period. If the terms of the performance goal do not provide for a maximum dollar amount, the disclosure must include the formula under which the compensation would be allocated.


     In the case of the above options granted in the 1997-2000 period, each option is a nonqualified option under the Internal Revenue Code and was granted by the Compensation Committee comprised solely of outside disinterested directors. Vesting of each option occurs in one-third annual increments beginning one year from the grant date, subject to earlier vesting in the case of a change in control, death, disability, certain retirements, and certain terminations of employment such as without cause or for good reason. The compensation payable to each optionee under each option is equal solely to the positive difference (that is, the "spread") between the fixed option exercise price (which is equal to the fair market value of the Common Stock on grant date) and the appreciation in the value of the Common Stock, if any, from the option grant date to the date of option exercise. The maximum term of each option is ten years. The maximum amount of compensation under each option is equal to the product of the fixed, maximum number of shares covered by the option multiplied by the "spread" at the date of option exercise. The options, to the extent vested, may be exercised in whole or in portions during the term of the option. No change is permitted in the maximum number of shares covered by each option or in the option exercise price, except for adjustments made under paragraph 15 of the Incentive Plan in the event of certain antidilution events such as a stock split, stock dividend, split-up, recapitalization, merger, consolidation or similar capital events. For purposes of Section 162(m), approval of the option awards will also be deemed to be approval of the performance criteria and the performance goal for such option awards (that is, the share price appreciation, multiplied by the number of shares underlying the option) and of the fixed maximum number of shares subject to the awards.



     On April 2, 2001 the closing price of the Common Stock was $41.00.


     Unless otherwise determined by the Compensation Committee if an optionee's employment is terminated or ceases other than by reason of death, disability or retirement, the unvested portion of each option immediately terminates and the vested portion of the option may be exercised within 90 days from the termination of employment or, in the case of a termination without cause or for good reason, such longer period up to three years from termination as the Compensation Committee may determine, but in no event beyond the term of the option. In the event of termination of employment due to retirement or disability as defined in the Incentive Plan, the option may be exercised for three years after termination, and in the event of death, one year after death, but in no case beyond the term of the option.

     The options are nontransferable except by will or the laws of descent and distribution and the options are exercisable during the optionee's lifetime solely by the optionee. Under the Incentive Plan, only key employees of the Company and its subsidiaries and other key individuals performing services for the Company or its subsidiaries or affiliates, as determined by the Compensation Committee, are eligible for option awards. The Company estimates that approximately 106 employees are currently eligible for option awards under the Incentive Plan.

     Options exercised prior to submission to shareholders for approval under
Section 162(m) at this Annual Meeting will not qualify as performance-based compensation. Options covering an aggregate of 4,258,200 shares were granted to Talbots executive officers in the period from 1997 to fiscal 2000, of which options for an aggregate of 319,126 shares have been exercised as of March 1, 2001.

     The federal tax consequences generally arising for each optionee and for the Company in connection with such nonqualified options are set forth under "Certain Federal Tax Consequences" in proposal 3 above and are incorporated herein by reference. For accounting purposes, because the majority shareholder of Talbots has earlier approved such options and agreed to vote in favor of approval of such options at this Annual Meeting, no new measurement date for such options is required.

                        5. RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors to make an examination of the accounts of the Company for the 2001 fiscal year. Deloitte & Touche LLP has served as the Company's independent auditors since 1988. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

     The fees billed for services rendered by Deloitte & Touche LLP for fiscal 2000 are as follows:

Audit fees                                                    $481,000
Financial information systems design and implementation fees  $ 18,647
All other fees                                                $210,889

     The Audit Committee has considered whether the provision of the services covered under "Financial information systems design and implementation fees" and "All other fees" above is compatible with maintaining Deloitte & Touche LLP's independence.

     Ratification of the appointment of the independent auditors requires the affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions would have the same effect as a vote against the ratification of the appointment of the Company's independent auditors.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company's proxy statement, notice of meeting and proxy relating to the 2002 Annual Meeting, not later than December 31, 2001.

     The Company's Bylaws establish an advance written notice procedure for shareholders seeking to nominate candidates for election as directors at any annual meeting of shareholders, or to bring business before an annual meeting of shareholders of the Company. The Bylaws provide that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible to be considered for election as directors of the Company. The Bylaws also provide that at any meeting of shareholders only such business may be conducted as has been brought before the meeting by or at the direction of the Board or, in the case of an annual meeting of shareholders, by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. Under the Bylaws, for any such shareholder notice to be timely, such notice must be received by the Company in writing not less than 60 days nor more than 90 days prior to the meeting, or in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Under the Bylaws, a shareholder's notice must also contain certain information specified in the Bylaws.

     SHAREHOLDERS, UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY, ONE TALBOTS DRIVE, HINGHAM, MASSACHUSETTS 02043, MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND LIST OF EXHIBITS, REQUIRED TO BE FILED WITH THE SEC FOR THE 2000 FISCAL YEAR.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

                                                                       EXHIBIT A

                               THE TALBOTS, INC.

                            AUDIT COMMITTEE CHARTER

     The Board of Directors of The Talbots, Inc. and subsidiaries ("the Company") hereby constitutes and establishes an Audit Committee with authority and responsibility as described below.

COMPOSITION

     The committee shall be comprised of at least three external directors who are independent of management and operating executives. One of the members shall be appointed Audit Committee Chairperson by the Chairman of the Board of Directors.

AUTHORITY

     The Audit Committee is granted the authority to investigate any activity of the Company, and all employees of the Company are directed to cooperate as requested by the Audit Committee or any of its members. The Audit Committee is empowered to retain persons having special competencies as necessary to assist it in fulfilling its responsibilities.

RESPONSIBILITIES

     The Audit Committee is to serve as a focal point for communication among non-committee directors, the independent accountants, Internal Audit and the Company's management, as their duties relate to financial accounting, reporting and internal controls. The Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies, internal, financial and operating controls, standards of corporate conduct and performance, reporting practices of the Company and the sufficiency of auditing relative thereto. It is to be the Board's principal agent in assuring the independence and adequacy of the Company's independent accountants and Internal Audit department, the integrity of the Company's management and the adequacy of disclosure to shareholders.

     The Audit Committee and the Board of Directors are responsible for the selection, evaluation and replacement of the outside auditor, and the outside auditor is ultimately responsible to the Board of Directors and the Audit Committee. The Audit Committee is responsible for ensuring the independence of the outside auditor by reviewing, and discussing with the Board of Directors if necessary, any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

     The Audit Committee is to review the audited financial statements with management and discuss with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, e.g., independent auditors' responsibility, significant audit adjustments, accounting estimates, etc. The Audit Committee must receive from the auditors disclosures regarding the auditors' independence. The Report of the Audit Committee will include a statement as to whether it recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

MEETINGS

     The Audit Committee is to formally meet a minimum of two (2) times per year and as many additional times as the Committee deems necessary.

ATTENDANCE

     Members of the Audit Committee should be present at all meetings. As necessary or desirable, the Audit Committee Chairperson may request that members of management, Internal Audit, the independent accountants or others be present at meetings of the Audit Committee.

MINUTES

     Minutes of each meeting are to be prepared and distributed to Audit Committee members and the Company's Directors who are not members of the committee.

                                                                       EXHIBIT B

                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               THE TALBOTS, INC.

     Article FOURTH of the Company's Certificate of Incorporation, as amended, shall be amended as follows:

          "FOURTH. The total number of shares which the corporation shall have authority to issue is 200 million shares of Common Stock, and the par value of each such share is $.01."

                                                                       EXHIBIT C

                               THE TALBOTS, INC.

         AMENDED AND RESTATED 1993 EXECUTIVE STOCK BASED INCENTIVE PLAN
                       (AS AMENDED THROUGH MARCH 6, 2001)

     THE PARTICULAR PROVISIONS OF THE INCENTIVE PLAN WHICH HAVE BEEN MODIFIED, SUBJECT TO SHAREHOLDER APPROVAL AT THIS ANNUAL MEETING, ARE PARAGRAPHS 4(b) AND 8 BELOW.

     4. Awards under the Plan.

                                     * * *

     (b) Maximum Number of Shares that Shall be Issued; Award Limitation. There shall be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 11,920,000 Common Shares (as adjusted, pursuant to Paragraph 15(a) hereof, for the Company's 2-for-1 stock split effective November 7, 2000) and Other Company Securities, all subject to such further adjustment as provided in Paragraph 15(a) hereof. For purposes of this Paragraph 4(b), Other Company Securities shall be counted against the maximum number of Common Shares as required by Rule 16b-3. Common Shares and, to the extent they constitute equity securities, Other Company Securities issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. Unless prohibited by Rule 16b-3, any Common Shares or Other Company Securities subject to repurchase or forfeiture rights that are reacquired by the Company pursuant to such rights or any Common Shares or Other Company Securities previously counted against the maximum number of shares set forth above in respect of any Award that is canceled, terminated or expires unexercised in whole or in part will be available for issuance under new Awards. In addition, to the extent not prohibited by Rule 16b-3, any Common Shares or Other Company Securities withheld by or tendered to the Company in connection with the payment of the exercise price of an Award or the satisfaction of the tax withholding obligations upon the exercise or vesting of an Award will be available for issuance under new Awards. Effective for and with respect to any and all Stock Option grants under the Plan on and after January 1, 2000, no participant may be granted Stock Options covering in the aggregate more than 5 million Common Shares in a period of any three (3) consecutive calendar years, subject to adjustment in accordance with Paragraph 15(a) hereof.

                                     * * *

     8. Performance Awards.

     (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 8. Performance Awards may be denominated as a cash amount, number of Common Shares, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance

Award intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

     (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to a participant who is designated by the Committee as likely to be a "covered employee" under Code
Section 162(m) ("Covered Employee") should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 8(b).

          (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and the regulations thereunder (including Regulation 1. 162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants.

          (ii) Business Criteria. One or more of the following performance measures for the Company, determined on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues or comparable sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items; (3) earnings as calculated under any of the measures in (2) above, determined on a per common share basis (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) operating margin or profit margin; and (6) stock price or stockholder return. The Compensation Committee may specify that any such performance measures will be calculated before or after extraordinary or nonrecurring items, before or after changes in accounting principles or standards, before or after restructuring charges, before or after revenues, operations, earnings or losses of discontinued operations or acquisitions, or before or after Awards under this plan or other incentive compensation. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.


          (iii) Performance Period; Timing for Establishing Performance
     Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year and up to five years, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.


          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.


          (v) Settlement of Performance Awards; Limitation on Award Amount; Other Terms. Settlement of such Performance Awards shall be in cash, Common Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards. However, subject to adjustment in accordance with Paragraph 15 hereof, no Covered Employee may be granted a Performance Award under this Paragraph 8(b) for an amount greater than the following limitation: (A) if the Award is for performance over a period of one year or less, such Performance Award shall not be for an amount greater than the lesser of $10 million or ten times such person's annual base salary in effect as of the date of the commencement of the performance period and (B) if the Award is for a performance period of more than one fiscal year, such Performance Award shall not be for an amount in excess of the amount determined under (A) above multiplied by the number of years and fractions of a year comprising the performance period. No performance period may be for a period of more than five years.


     (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Performance Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied.

                                THE TALBOTS, INC.
         AMENDED AND RESTATED 1993 EXECUTIVE STOCK BASED INCENTIVE PLAN
                       (AS AMENDED THROUGH MARCH 6, 2001)


     1. PURPOSE. The purpose of the Amended and Restated 1993 Executive Stock Based Incentive Plan (the "Plan") is to advance the interests of The Talbots, Inc. (the "Company") and its shareholders by providing incentives to certain key employees of the Company and its affiliates and to certain other key individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates.

     2. ADMINISTRATION. The Plan shall be administered solely by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion, as it relates to persons not subject to Section 16 of the Exchange Act (or any successor provision). The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3.

     The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted awards under the Plan ("Awards"), to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan (including, but not limited to, vesting requirements, if any), and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall be within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the

Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

     3. PARTICIPATION. (a) Affiliates. If an Affiliate (as hereinafter defined) of the Company wishes to participate in the Plan and its participation shall have been approved by the Board upon the recommendation of the Committee, the board of directors or other governing body of the Affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Affiliate in the Plan with respect to its key employees or other key individuals performing services for it. As used herein, the term "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee in its discretion.

     An Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Affiliate's board of directors or other governing body taking such action. If the participation in the Plan of an Affiliate shall terminate, such termination shall not relieve it of any obligations therefor incurred by it under the Plan, except as may be approved by the Committee.

          (b) Participants. Consistent with the purpose of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees and other key individuals performing the services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company or any of its Affiliates shall be eligible to receive an Award under the Plan.

     4. AWARDS UNDER THE PLAN. (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights," (iii) "Restricted Stock," (iv) "Performance Grants" and
(v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States.) Stock Options, which include "Nonqualified Stock Options" and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company having a par value of $0.01 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Nonqualified Stock Options and Incentive Stock options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property, and other types of securities including, but not limited to, those of the Company or an Affiliate, or any combination thereof ("Other Company Securities")) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.


     (b) Maximum Number of Shares that Shall be Issued; Award Limitation. There shall be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 11,920,000 Common Shares (as adjusted, pursuant to Paragraph 15(a) hereof, for the Company's 2-for-1 stock split effective November 7, 2000) and Other Company Securities, all subject to such further adjustment as provided in Paragraph 15(a) hereof. For purposes of this Paragraph 4(b), Other Company Securities shall be counted against the maximum number of Common Shares as required by Rule 16b-3. Common Shares and, to the extent they constitute equity securities, Other Company Securities issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. Unless prohibited by Rule 16b-3, any Common Shares or Other Company Securities subject to repurchase or forfeiture rights that are reacquired by the Company pursuant to such rights or any Common Shares or Other Company Securities previously counted against the maximum number of shares set forth above in respect of any Award that is canceled, terminated or expires unexercised in whole or in part will be available for issuance under new Awards. In addition, to the extent not prohibited by Rule 16b-3, any Common Shares or Other Company Securities withheld by or tendered to the Company in connection with the payment of the exercise price of an Award or the satisfaction of the tax withholding obligations upon the exercise or vesting of an Award will be available for issuance under new Awards. Effective for and with respect to any and all Stock Option grants under the Plan on and after January 1, 2000, no participant may be granted Stock Options covering in the aggregate more than 5 million Common Shares in a period of any three (3) consecutive calendar years, subject to adjustment in accordance with Paragraph 15(a) hereof.

               (c)  Rights with respect to Common Shares and Other Securities.

               (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a shareholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

               (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

          5. STOCK OPTIONS. The Committee may grant Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or its parent or subsidiary corporation. Each Stock Option (referred to herein as an "Option") granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

          (a) The option price may be equal to or greater than the fair market value of the Common Shares subject to such option at the time the Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock option granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of its parent or subsidiary (a "Ten Percent Employee"), such option price shall not be less than 110% of such fair market value at the time the Option is granted; but in no event will such option price be less than the par value of such Common Shares.

          (b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such option, or to the extent that any other Award granted in conjunction with such option is paid.

          (c) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least twelve months after the date of grant, unless the grantee ceases employment or performance of service before the expiration of such twelve-month period by reason of his disability as defined in Paragraph 12 or his death.

          (d)  The Option shall not be exercisable:

               (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other option, after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

               (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise; such payment shall be made in such form (including, but not limited to, cash, Common Shares, or any combination thereof) as the Committee may determine in its discretion; and

               (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the option and ending no later than the date which is three months prior to the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the option in a transaction to which Section 425(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the "Code"), is applicable, except that

               (A) in the case of any Nonqualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Nonqualified Stock Option as if he continued such employment or performance of service; or

               (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an option which has not expired and has not been fully exercised, such person, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

               (C) if any person to whom an Option has been granted shall die holding an option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the option has expired), exercise the option with respect to any shares as to which the decedent could have exercised the option at the time of his death, or with respect to such greater number of shares as determined by the Committee.

               (D) in the case of any Nonqualified Stock Option, if such person shall cease such employment or performance of services by reason of his "termination without cause" (as such term is defined in the employment agreement then in effect between the Company and such person, or if there exists no such employment agreement or no such defined term in any such employment agreement, then as determined by the Committee in its discretion) by the Company or an Affiliate while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such other shorter period as may be determined by the Committee in its discretion or as may be expressly set forth in any such employment agreement) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any share as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.

          (e) In the case of an Incentive Stock Option, the amount of aggregate fair market value of Common Shares (determined at the time of grant of the option pursuant to subparagraph 5 (a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed an amount to be determined by the Committee.

          (f) It is the intent of the Company that the Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

          6. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation

Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

          (a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof received pursuant to exercise of an option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

          (b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantees' lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least twelve months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such twelve-month period by reason of his disability as defined in Paragraph 12 or his death.

          (c)  The Award of Stock Appreciation Rights shall not be exercisable:

               (i) in the case of any Award of Stock Appreciation Rights that are attached to an Incentive Stock option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

               (ii) unless the option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

               (iii) unless the person exercising the Award of Stock Appreciation Rights has been at all times during the period beginning with the date of the grant thereof and ending no later than the date which is three months prior to the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that

                    (A) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Para-graph 14, he may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if he continued such employment or performance of services; or

                    (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

                    (C) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

                    (D) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease such employment or performance of services by reason of his "termination without cause" (as such term is defined in the employment agreement then in effect between the Company and such person, or if there exists no such employment agreement or no such defined term in any such employment agreement, then as determined by the Committee in its discretion) by the Company or an Affiliate while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person, at any time within three years (or such other shorter period as may be determined by the Committee in its discretion or as may be expressly set forth in any such employment agreement) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), may exercise the Award of Stock Appreciation Rights with respect to any share as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.

          (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6 (c) (iii)
(C) hereof) to exercise such Award or to surrender unexercised the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Common Shares that have an aggregate, value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or option price, as the case may be) per share, times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

          (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the released option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6 (d) hereof.

          (f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

          7. RESTRICTED STOCK. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

          (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

          (b) Common Shares issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"). The Company will have the option to repurchase the shares subject to the Award at such price as the Committee shall have fixed, in its discretion, when the Award was made or amended thereafter, which option will be exercisable (i) if the participant's continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason, except solely by reason of a period of Related Employment as defined in Paragraph 14, or except as otherwise provided in subparagraph 7(c), prior to the expiration of the Restricted Period,
(ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such repurchase option, the participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such shares, or
(iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made or as amended thereafter. Each certificate for Common Shares issued pursuant to a Restricted Stock Award shall bear an appropriate legend referring to the foregoing repurchase option and other restrictions and to the fact that the shares are partly paid, shall be deposited by the Award Holder with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such Common Shares in contravention of the foregoing repurchase option shall be null and void and without effect. If Common Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the repurchase option described above, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Common Shares awarded to the participant, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company. If the repurchase option described above is not exercised by the Company, such option and the restrictions imposed pursuant to the first sentence of this subparagraph 7(b) shall terminate and be of no further force and effect.

          (c) If a participant who has been in continuous employment or performance of services for the Company or an Affiliate since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel the repurchase option (and any and all other restrictions) on any or all of the Common Shares subject to such Award; and the repurchase option shall become exercisable at such time as to the remaining shares, if any.

          8.   Performance Awards.

          (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section
8. Performance Awards may be denominated as a cash amount, number of Common Shares, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code.

          (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to a participant who is designated by the Committee as likely to be a "covered employee" under Code
Section 162(m) ("Covered Employee") should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 8(b).

               (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). The performance goal shall be objective and shall otherwise meet the requirements of Code
Section 162(m) and the regulations thereunder (including Regulation 1. 162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants.

               (ii) Business Criteria. One or more of the following performance measures for the Company, determined on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues, net revenues or comparable sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items; (3) earnings as calculated under any of the measures in (2) above, determined on a per share basis (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) operating margin or profit margin; and (6) stock price or stockholder return. The Compensation Committee may specify that any such performance measures will be calculated before or after extraordinary or nonrecurring items, before or after changes in accounting principles or standards, before or after restructuring charges, before or after revenues, operations, earnings or losses of discontinued operations or acquisitions, or before or after Awards under this plan or other incentive compensation. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

               (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year and up to five years, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.


               (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria,


               (v) Settlement of Performance Awards; Limitation on Award Amount; Other Terms. Settlement of such Performance Awards shall be in cash, Common Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards. However, subject to adjustment in accordance with Paragraph 15 hereof, no Covered Employee may be granted a Performance Award under this Paragraph 8(b) for an amount greater than the following limitation: (A) if the Award is for performance over a period of one year or less, such Performance Award shall not be for an amount greater than the lesser of $10 million or ten times such person's annual base salary in effect as of the date of the commencement of the performance period and (B) if the Award is for a performance period of more than one fiscal year, such Performance Award shall not be for an amount in excess of the amount determined under (A) above multiplied by the number of years and fractions of a year comprising the performance period. No performance period may be for a period of more than five years.


          (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Performance Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied.

          9. DEFERRAL OF COMPENSATION. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

               (i) forfeited to the Company or to other participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company and its Affiliates),

               (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

               (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

          10. DEFERRED PAYMENT OF AWARDS. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

          11. AMENDMENT OF AWARDS UNDER THE PLAN. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan.

          12. DISABILITY. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under the Long Term Disability Benefit Plan in effect as of the date of adoption of this Plan, or, if the participant is not eligible for both benefits under such plan, under any similar disability plan of the Company or an Affiliate in which he is a participant. If the participant is not eligible for benefits under any disability plan of the Company or an Affiliate in which he is a participant, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under the Company's Long Term Disability Benefit Plan if he were eligible therefor.

          13. TERMINATION OF A PARTICIPANT. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment by or the performance of services for the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

          14. RELATED EMPLOYMENT. For the purposes of this Plan, Related Employment shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate, (ii) immediately prior to an undertaking of such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined and (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes of this Paragraph 14. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan as if the death or onset of disability has occurred while the individual was employed by or performing services for the Company or an Affiliate.

          15.  DILUTION AND OTHER ADJUSTMENTS; CHANGE IN CONTROL.

          (a) In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires the adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

          (b) With respect to Restricted Stock Awards, restrictions on said Restricted Stock Awards shall lapse upon a Change in Control Event. With respect to Stock Options and Stock Appreciation Rights, said Stock Options and Stock Appreciation Rights shall become immediately exercisable and fully vested upon a Change in Control Event. With respect to

Performance Grants, upon a Change in Control Event, payment shall be made with respect to a Performance Grant based on the assumption that the performance achievement specified in the Award would have been attained by the end of the performance cycle. With respect to all other Awards, the effect of a Change in Control Event thereon shall be as determined from time to time by the Committee. For purposes of this Plan, a "Change in Control Event" shall mean: (i) the acquisition (including as a result of a merger) by any "person" (as such term is used in sections 3(a)(9), 13(d) and 14(d) of the Exchange Act, or persons "acting in concert" (which for purposes of this Plan shall include two or more persons voting together on a consistent basis pursuant to an agreement or understanding between them to act in concert and/or as a "group" within the meaning of Sections 13 (d) (3) and 14 (d) (2) of the Exchange Act), other than the Company or any of its subsidiaries, or JUSCO (U.S.A.), Inc. or any of its subsidiaries or "affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) (collectively, an "Acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company, and no other stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of a percentage of such securities higher than that held by the Acquiring Person; or (ii) individuals, who, as of 1993, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to November 18, 1993, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) and further excluding any individual who is an "affiliate", "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) or designee of an Acquiring Person having or proposing to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 10 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company.

          16. DESIGNATION OF BENEFICIARY BY PARTICIPANT. A participant may name a beneficiary to receive any payment in which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under the applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant's beneficiary, such payment will be made to the legal representative of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.

          17. FINANCIAL ASSISTANCE. If the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company under The Talbots Inc. Stock Purchase Assistance Plan (or other program of the Company or one of its Affiliates approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company or an Affiliate, a guarantee of the obligation by the Company or an Affiliate, or the maintenance by the Company or an Affiliate of deposits with such bank or third party.

          18.  MISCELLANEOUS PROVISIONS.

          (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of service by any participant at any time and for any reason is specifically reserved.

          (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

          (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, provided, however, that any option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him.

          (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

          (e) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

          (f) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

          (g) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for an Affiliate,

               (i) if such Award results in payment of cash to the participant, such Affiliate shall pay to the Company an amount equal to such cash payment; and

               (ii) if the Award results in the issuance by the Company to the participant of Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, such Affiliate shall pay to the Company an amount equal to the fair market value thereof, as determined by the Committee, on the date such shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance of Restricted Stock or of Common Shares, Other company Securities or property, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Common Shares, Other Company Securities or property, other securities or property or other forms of payment, or any combination thereof.

          (h) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

          (i) By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

          (j) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

          (k) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

          (l) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

          (m) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the Commonwealth of Massachusetts.

          19. PLAN AMENDMENT OR SUSPENSION. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent, except as permitted under Paragraph 11.

          20. PLAN TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

          (a) upon the adoption of a resolution of the Board terminating the Plan; or

          (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 22 hereof; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

          21.  REGISTRATION RIGHTS. The Company covenants and agrees as follows:

          (a)  Definitions. For purposes of this Paragraph 21:

               (i) the term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

               (ii) the term "Registrable Securities" means any Common Shares issuable pursuant to the grant of Restricted Stock or pursuant to the exercise of Stock Options.

               (iii) the term "Form S-8" means such form under the Act as in effect on the date hereof or any successor registration statement form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference or other documents filed by the Company with the SEC to the same extent as Form S-8 on the date hereof.

          (b) Form S-8 Registration. The Company shall use its best efforts to effect as soon as practicable the registration on Form S-8 of all Common Shares issuable pursuant to awards of Restricted Stock or pursuant to exercise of Stock options granted hereunder in connection with such registration, the Company shall, as expeditiously as reasonably practicable:

               (i) Prepare and file with the SEC within 180 days of the Company's initial public offering, a Form S-8 registration statement with respect to the Registrable Securities, and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective until the resale restrictions under the Form S-8 registration statement for all shares of Restricted Stock granted hereunder are no longer in effect and the earlier to occur of (A) the issuance of all shares authorized for issuance hereunder, or (B) the exercise in full of all Stock Options awarded hereunder which shall have been outstanding on the date this Plan shall terminate, or (C) the expiration of the unexercised portion of all Stock Options awarded hereunder which shall have been outstanding on the date this Plan shall terminate.

               (ii) Prepare and file with the SEC such amendments and supplements and appendices to such registration statement and to amend and supplement the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the grant of the issuance of the Registrable Securities covered by such registration statement.

               (iii) Prepare and file with the New York Stock Exchange, Inc. (the "Exchange") an additional listing application for the listing, upon official notice of issuance, of such Registrable Securities for trading on the Exchange and use its best efforts to cause such additional listing application to be approved by the Exchange.

          (c) Expenses. All expenses incurred in connection with the registration, filings and listing application described in clause (b) of this Paragraph 21 shall be borne by the Company, including (without limitation) all registration and filing fees, printers, and accounting fees, and fees and disbursements for counsel for the Company.

     22. SHAREHOLDER ADOPTION. The Plan shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on or before May 30, 1993 or at any adjournment thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken, or approved and adopted by written consent of shareholders, in each case in the manner required by the laws of the State of Delaware.

                                                                   Date: _______


                                THE TALBOTS, INC.

                      EXECUTIVE STOCK BASED INCENTIVE PLAN

                    1997 NONQUALIFIED STOCK OPTION AGREEMENT


To: Name:  _______________
    Title: _______________

     We are pleased to notify you that by the determination of the Compensation Committee (herein called the "Committee") a nonqualified stock option to purchase ________ Common Shares of The Talbots, Inc. (herein called the "Company") at a price of _____ per share has this ____ day of _______, ___ been granted to you under The Talbots, Inc. 1993 Executive Stock Based Incentive Plan (herein called the "Plan"). This nonqualified stock option (herein called the "Option") maybe exercised only upon the terms and conditions set forth below.

     1.   PURPOSE OF OPTION.

     The purpose of the Plan under which this Option has been granted is to advance the interests of the Company and its shareholders by providing incentives to certain key employees of the Company and its affiliates and to certain other key individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates.

     2.   ACCEPTANCE OF OPTION AGREEMENT.

     Your execution of this nonqualified stock option agreement (herein called the "Agreement") will indicate your acceptance of and willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the Option. Your obligation to purchase shares can arise only upon your exercise of the Option in the manner set forth in paragraph 4 hereof.

     3.   WHEN OPTION MAY BE EXECUTED.


     The Option granted you hereunder shall be first exercisable on a date one
(1) year from the effective date of the Committee's grant as set forth above. Your entitlement to exercise this Option shall vest as follows:

      (i) 33-1/3% of the total shares subject to the Option on a date one (1) year following the effective date of the grant;


      (ii) 33-1/3% of the total shares subject to the Option on a date two (2) years following the effective date of the grant;


      (iii) 33-1/3% of the total shares subject to the Option on a date three
            (3) years following the effective date of the grant.


     This Option may not be exercised for less than ten (10) shares at any one time (or the remaining shares then purchasable if less than ten (10) and expires at the end of ten (10) years from the date it is granted whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 5, 6, 7 and 8 hereof.


      4.    HOW OPTION MAY BE EXERCISED.


     This Option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise the Option. The notice must state the number of Common Shares (as such term is defined in the Plan) as to which your Option is being exercised and must be accompanied by cash, Common Shares, or any combination thereof, or other payment in such form as the Committee may determine in its discretion for the full purchase price of the shares being acquired at the time of exercise, plus such amount, if any, as is required for withholding taxes. Any Common Shares delivered in satisfaction of all or any portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. No share shall be issued until full payment therefor has been made.


     The Company shall prepare and file with the Securities and Exchange Commission an effective Form S-8 registration statement under the Securities Act of 1933. The Company will endeavor to keep such registration statement effective at all times that this Agreement is outstanding, but in the event that such registration statement is not effective at the time of exercise, your written notice of exercise to the Company must contain a statement by you (in form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale.


     If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of this Option, the submission to the Company of appropriate proof of the right of such person or persons to exercise this Option.


     Certificates for the Common Shares purchased hereunder will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Shares may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the date of issuance of the certificate for such shares to you (or any person succeeding to your rights pursuant to the Plan), you (or such other person, as the case may be) shall have no rights as a stockholder with respect to any Common Shares subject to this Option.

      5.    TERMINATION OF EMPLOYMENT.

     If your employment with or your performance of services for the Company or an Affiliate (as such term is defined in the Plan) is terminated or shall cease for any reason other than by death, disability (as such term is defined in Paragraph 12 of the Plan), retirement or a period of Related Employment (as such term is defined in the Plan), the unvested portion of this Option shall immediately lapse and expire and you may exercise, within three (3) months from the date of such termination, or in the case of your "termination without cause", within such longer period as the Committee may hereafter determine in its discretion, but in no event beyond three (3) years from such date (but in no event after the Option has expired), that portion of this Option which was vested at the date of such termination.

      6.    PERIOD OF RELATED EMPLOYMENT.

     If your employment with or performance of services for the Company or an Affiliate shall cease solely by reason of a period of Related Employment, you may, during such period of Related Employment, exercise the Option as if you continued such employment or performance of Services.

      7.    RETIREMENT OR DISABILITY.

     If your employment with or your performance of services for the Company or an Affiliate is terminated by reason of your disability (as such term is defined in paragraph 12 of the Plan) or early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate and this Option has not expired and has not been fully exercised, you, at any time within three (3) years after the date you ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which you could have exercised the Option on the date you ceased such employment or performance of services.

      8.    DEATH.

     If you die while employed by or performing services for the Company or an Affiliate and this Option has not expired and has not been fully exercised, your executors, administrators, heirs or distributees, as the case may be, may, at any time within one (1) year after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which you could have exercised the Option at the time of your death.

      9.    NON-TRANSFERABILITY OF OPTION.

     This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during your lifetime only by you, except as otherwise set forth herein or in the Plan.

      10.   DILUTION AND OTHER ADJUSTMENTS.

     If at any time after the date of the grant of this Option, there is any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, then the number of Common Shares available for this Option and the terms of this Option Shall be adjusted for any such change by the Committee, whose adjustment shall be conclusive and binding.

      11.   CHANGE IN CONTROL.

     This Option shall become immediately exercisable and fully vested upon a Change in Control Event (as such term is defined in the Plan).

      12.   SUBJECT TO TERMS OF THE PLAN.

     This Agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be conclusive.

      13.   TAX STATUS.

     It is the intent of the Company that this Option not be classified as an "incentive stock option" under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. The income tax implications of your receipt of a nonqualified stock option and your exercise of such an option should be discussed with your tax counsel.



                                Sincerely yours,

                                THE TALBOTS, INC.


                                ----------------------------------------
                                Name:
                                Title:


Agreed to and accepted this
____day of __________, ___.


--------------------------------------
             Grantee


--------------------------------------

                     COMPANY HIGHLIGHTS DURING FISCAL 2000

- Company sales for fiscal 2000 increased 22% to $1,595.0 million. Comparable store sales grew 16.3% and catalog sales increased 29% over 1999.

- During the fiscal year, the Company opened 55 new stores and circulated approximately 58 million catalogs.

- During the fiscal year, the Company repurchased $29.9 million of its common stock under its stock repurchase program and on November 7th, effected a 2-for-1 stock split.

- Earnings per diluted share for fiscal 2000 increased 96% to $1.80 per share.

-    The Company increased its quarterly dividend from $0.06 to $0.07 per share.



                                  DETACH HERE



                                     PROXY

                THE TALBOTS, INC. ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 24, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TALBOTS, INC.

     The undersigned hereby appoints Edward L. Larsen, Stuart M. Stolper, and Richard T. O'Connell, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of The Talbots, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at FleetBoston Financial, 100 Federal Street, Boston, Massachusetts on May 24, 2001, at 10:00 a.m., and at any adjournment or postponement of such meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. PLEASE VOTE PROMPTLY.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

[TALBOTS LOGO]                                               THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

-----------------
VOTE BY TELEPHONE
-----------------

It's fast and convenient!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

--------------------------------------------------------------------------------
Follow these four easy steps:

1.   Read the accompanying Proxy Statment and Proxy Card.

2.   Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.   Follow the recorded instructions.
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


----------------
VOTE BY INTERNET
----------------

It's fast and convenient!

Go to http://www.eproxyvote.com/tlb

--------------------------------------------------------------------------------
Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Go to the Website http://www.eproxyvote.com/tlb

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.   Follow the instructions provided.
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/tlb anytime!

   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.



                                  DETACH HERE

[X]  Please mark votes as in this example.

1.   ELECTION OF DIRECTORS

     To elect the following Nominees as Directors:
     Nominees: (01) Arnold B. Zetcher, (02) Toshiji Tokiwa, (03) Elizabeth T. Kennan, (04) Yoichi Kimura, (05) H. James Metscher, (06) Motoya Okada, (07) Susan M. Swain, (08) Isao Tsuruta and (09) Mark H. Willes.

          FOR ALL   [ ]       [ ]  WITHHELD FROM       MARK HERE IF YOU  [ ]
          NOMINEES                 ALL NOMINEES        PLAN TO ATTEND
                                                       THE MEETING

                                                       MARK HERE FOR     [ ]
                                                       ADDRESS CHANGE
[ ]                                                    AND NOTE BELOW
   ---------------------------------------------------
   FOR ALL NOMINEES EXCEPT AS NOTED ABOVE





2.   AMENDMENT TO CERTIFICATE OF INCORPORATION
     To approve an amendment to the Company's        FOR     AGAINST     ABSTAIN
     Certicate of Incorporation to increase          [ ]       [ ]         [ ]
     the authorized shares of Common Stock
     from 100 million shares to 200 million
     shares.


3.   APPROVAL OF AMENDMENT TO THE INCENTIVE PLAN
     To approve certain amendments to the            FOR     AGAINST     ABSTAIN
     Amended and Restated 1993 Executive             [ ]       [ ]         [ ]
     Stock Based Incentive Plan (the
     "Incentive Plan") for the purpose of
     compliance with Section 162(m) of the
     Internal Revenue Code.


4.   APPROVAL OF CERTAIN OPTIONS GRANTED UNDER
     THE INCENTIVE PLAN
     To approve certain options granted under        FOR     AGAINST     ABSTAIN
     the Incentive Plan for purposes of              [ ]       [ ]         [ ]
     compliance with Section 162(m) of the
     Internal Revenue Code.

5.   SELECTION OF AUDITORS
     To ratify the appointment of Deloitte &         FOR     AGAINST     ABSTAIN
     Touche LLP as independent auditors for          [ ]       [ ]         [ ]
     the 2001 fiscal year.

(Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature:                   Date:      Signature:                   Date:
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